Exhibit 10.1.20

CONSENT UNDER
LOAN AND SECURITY AGREEMENT

          THIS CONSENT UNDER LOAN AND SECURITY AGREEMENT (this “Consent”) dated as of October 11, 2010 is made by FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”), and FIFTH THIRD BANK, an Ohio banking corporation in its individual capacity (“Fifth Third”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital,” together with Fifth Third and Bank of America, “Lenders”) for the benefit of EXAMWORKS, INC., a Delaware corporation (“Parent”), SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, EXAMWORKS REVIEW SERVICES, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, EXAMWORKS EVALUATIONS OF NEW YORK, LLC, a New York limited liability company, EXAMWORKS CANADA, INC., a Delaware corporation, NETWORK MEDICAL REVIEW COMPANY, LTD., an Illinois corporation, NETWORK MEDICAL MANAGEMENT COMPANY, LTD., an Illinois corporation, INSURANCE APPEALS, LTD., an Illinois corporation, ELITE PHYSICIANS, LTD., an Illinois corporation, WORKERSFIRST, INC., an Illinois corporation, EXIGERE CORPORATION, a Washington corporation, EXAMWORKS EUROPE, INC., a Delaware corporation (the “Additional Borrower”) and the subsidiaries of Parent that may from time to time hereafter become parties to the Loan Agreement identified below (all of the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”).

RECITALS:

          WHEREAS, certain Borrowers, Administrative Agent, Fifth Third and the other Lenders are parties to that certain Loan and Security Agreement dated as of December 18, 2009, as amended pursuant to certain consents and amendments among the parties hereto (as the same may be further amended, supplemented or modified from time to time, collectively with all such consents and amendments, the “Loan Agreement”); all capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement; and

          WHEREAS, Borrowers request Administrative Agent and Lenders to consent to certain matters as provided herein, and Administrative Agent and Lenders agree to consent to such matters subject to the terms and conditions set forth herein.

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

          1.       Consent. Subject to the terms and conditions set forth in this Consent, and notwithstanding anything in the Loan Agreement and the other Financing Agreements to the contrary, Administrative Agent and Lenders consent to the entry by Holding Company, Parent and the Borrowers into the agreement identified on, and in substantially the form as attached to, Schedule I attached hereto and made a part hereof (the “New Facility”) solely to the extent the entry into by Holding Company, Parent and the other Borrowers of the New Facility would otherwise constitute an Event of Default under the Loan Agreement; provided that, notwithstanding the foregoing, this Consent shall in no event be deemed to be a consent by Administrative Agent or Lenders to any borrowings under the New Facility, issuances of any letter of credit under the New Facility, granting of liens under the New Facility or any other actions to be taken by Holding Company, Parent or any of the other Borrowers under or in connection with the New Facility unless, simultaneously therewith, all Liabilities are paid in full in cash to the Administrative Agent and Lenders, as applicable, and the Loan Agreement is terminated in a writing signed by the parties thereto (except for those terms and conditions that expressly survive by their terms, including without limitation, rights to indemnification). The consent contained in this Section 1 shall automatically (without any action required of any Person) expire and terminate on December 31, 2010 in the event the Liabilities are not paid in full in cash and the Loan Agreement is not so terminated in a writing on or prior to such date.

          2.       Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

a. There is hereby added a new Section 10.1(aa) of the Loan Agreement to read as follows:

          “Holding Company, Parent or any of the other Borrowers take any action that results in any borrowings under the New Facility, issuances of any letter of credit under the New Facility or granting of liens under the New Facility, or any other action under or in connection with the New Facility, unless, simultaneously therewith, all Liabilities are paid in full in cash to the Administrative Agent and Lenders, as applicable, and the Loan Agreement is terminated in a writing signed by the parties thereto (except for those terms and conditions that expressly survive by their terms, including without limitation, rights to indemnification).

          3.       No Other Consent or Amendments. Holding Company, Parent and the other Borrowers acknowledge and expressly agree that this Consent is limited to the extent expressly set forth herein and shall not constitute a modification or amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms or conditions of the Loan Agreement or any other Financing Agreements (other than as expressly set forth in this Consent).

          4.       Representations and Warranties. Each of Holding Company, Parent and the other Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

                    a.         Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement;

                    b.        Each of Holding Company, Parent and each of the other Borrowers has the corporate, limited liability company or partnership, as applicable, power and authority (i) to enter into this Consent and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                    c.         This Consent has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of each of Parent, the other Borrowers, Holding Company, and each of this Consent and the Loan Agreement constitutes the legal, valid and binding obligations of Parent and the other Borrowers (and each of this Consent and the Financing Agreements to which Holding Company is a party constitutes the legal, valid and binding obligations of Holding Company), enforceable against Parent, the other Borrowers, and Holding Company, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Holding Company, Parent or such other Borrower);

                    d.         The execution and delivery of this Consent and performance by Parent and each other Borrower and, as applicable, Holding Company, under this Consent, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Parent, such other Borrower, or Holding Company which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Parent, each other Borrower, or Holding Company, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Parent, any other Borrower, or Holding Company is party or by which Parent’s, any other Borrower’s, or Holding Company’s respective assets or properties are bound; and

                    e.         No Default or Event of Default exists before or will result after giving effect to this Consent, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

          5.       Conditions Precedent to Effectiveness of this Consent. The consent and amendment contained in Section 1 and Section 2 of this Consent shall become effective on the date hereof subject to satisfaction of each of the following:

                    a.         all of the representations and warranties of Parent, each of the other Borrowers, and Holding Company under Section 4 hereof, which are made as of the date hereof, being true and correct;

                    b.         receipt by Administrative Agent of duly executed signature pages to this Consent from each of Parent, each of the other Borrowers, Holding Company and Lenders; and

                    c.         receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require, if any.

          6.       Reaffirmation; References to Loan Agreement.

                    a.         Parent, each other Borrower and Holding Company acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement and the Financing Agreements are and shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent.

                    b.         The failure by Administrative Agent, at any time or times hereafter, to require strict performance by Parent, any other Borrower or Holding Company of any provision or term of the Loan Agreement, this Consent or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this Consent or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this Consent or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Parent, any other Borrower or Holding Company contained in this Consent, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent’s execution and delivery of this Consent establish a course of dealing among Administrative Agent, Holding Company, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement or any other Financing Agreement. The terms and provisions of this Consent shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

                    c.         The Loan Agreement and all Financing Agreements shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

          7.       Release.

                    a.         In consideration of, among other things, the consent and amendment provided for herein, and for other good and valuable consideration, as of the date hereof, Holding Company, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders and trustees (all collectively, with Holding Company, Parent and each other Borrower, the “Releasing Parties”), do hereby unconditionally, irrevocably and forever remise, satisfy, acquit, release and discharge the Administrative Agent and Lenders and each of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to any of the Releasing Parties (collectively, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, proceedings, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, costs, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand, proceedings or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event, action or omission or any other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Consent, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, the Collateral or the Liabilities, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Each Borrower, Parent, and Holding Company acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this Consent.

                    b.         Each of Holding Company, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it respectively may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would or could have the effect of limiting the extent to which a general release extends to claims which a Lender Party or Releasing Party does not know or suspect to exist as of the date hereof. Each of Ultimate Parent, Holding Company, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term and condition of this Consent (and without which the consent and amendment in Section 1 and Section 2 hereof would not have been agreed to by Administrative Agent and Lenders).

          8.         Costs, Expenses and Taxes. Without limiting the obligation of Borrowers to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, Borrowers agree to pay on demand all reasonable costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this Consent and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.

          9.         Counterparts. This Consent may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          10.       Governing Law. This Consent shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

          11.       Severability; Faxes. Any provision of this Consent which is prohibited or unenforceable for any reason shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

          12.       Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Holding Company, Parent nor any other Borrower may assign any of its respective rights or obligations under this Consent without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Consent under Loan and Security Agreement as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.
EXAMWORKS CANADA, INC.
NETWORK MEDICAL REVIEW COMPANY, LTD.
NETWORK MEDICAL MANAGEMENT
COMPANY, LTD.
INSURANCE APPEALS, LTD.
ELITE PHYSICIANS, LTD.
WORKERS FIRST, INC.
EXIGERE CORPORATION
EXAMWORKS EUROPE, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
CONSENT UNDER LOAN AND SECURITY AGREEMENT

EXAMWORKS REVIEW SERVICES, LLC
IME SOFTWARE SOLUTIONS, LLC
EXAMWORKS EVALUATIONS OF NEW YORK, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
CONSENT UNDER LOAN AND SECURITY AGREEMENT

Acknowledged and Agreed:

EXAMWORKS GROUP, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its:	Senior Vice President and Chief Financial Officer

EXAMWORKS, INC.
CONSENT UNDER LOAN AND SECURITY AGREEMENT

FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By:	/s/ W. Grant Johnston
Grant Johnston
Duly Authorized Signatory

EXAMWORKS, INC.
CONSENT UNDER LOAN AND SECURITY AGREEMENT

Schedule I

See attached Credit Agreement, dated as of October 11, 2010, among ExamWorks Group, Inc., as the Borrower, the domestic subsidiaries of the Borrower, as the Guarantors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.